EXHIBIT 10.95

                               EXCHANGE AGREEMENT

         This Exchange Agreement dated as of March 15, 2004, by and between Ultrastrip Systems, Inc. (the "Company"), a Florida corporation having its executive offices at 3515 S.E. Lionel Terrace, Stuart, Florida, 33997, and Mr.
W. Ransom Kelley, UPA Charles Schwab & Co., Inc., IRA Rollover DTD 6-19-1996, whose address is 7522 Silvercrest Way, Scottsdale, AZ 85253 (the "Debt Holder").

         WHEREAS, as part of its recapitalization plan, the Company proposes, pursuant to its offer letter dated March 15, 2004 and subject to the terms and conditions stated therein and herein, to issue shares of its Common Stock, $0.10 par value ("Common Stock") in exchange for the principal amount of the Company's debt obligations identified in Appendix A hereto (the "Debt Obligations").

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

         1. Exchange of Shares for Debt Obligations. Subject to the terms and conditions set forth in this Agreement, the Debt Holder agrees to deliver the Debt Obligations held by the undersigned at the Time of Delivery (as defined in paragraph 3) and the Company agrees to issue to the Debt Holder at the Time of Delivery in exchange therefor the number of Shares (rounded to the nearest share) equal to the quotient of (A) the Value (as hereinafter defined) of the Debt Obligations divided by (B) the Exchange Value (as hereinafter defined) of the shares of Common Stock.

         2. Pricing. The pricing of one share of Common Stock for the purposes of this exchange has been arbitrarily established by the Board of Directors of the Company at $1.00 per share.

                  (a) The Debt Holder and the Company shall select a date and time that is not earlier than March 15, 2004 or later than April 30, 2004 (the date and time selected being herein collectively referred to as the "Time of Pricing"). At the Time of Pricing the Value of the Debt Obligations shall be determined by agreement of Debt Holder and the Company as provided in subparagraph (b)(i) of this Section.

                  (b) For the purposes of this agreement, the terms "Value", "Exchange Value" and "Debt Obligations" shall have the respective meanings set forth below:

                           (i) The "Value" of the Debt Obligations to be
exchanged shall be $104,500.00, including all interest earned.

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                           (ii) The "Exchange Value" of one share of Common
Stock shall be $1.00 per share, an amount determined in good faith by the Board of Directors(1) of the Company, in the absence of an established public trading market for the Common Stock.

                           (iii) The term "Debt Obligations" shall mean all of
the outstanding obligations of the Company owed to the Debt Holder described in Appendix A hereto.

         3. Delivery of Shares. Stock certificates in definitive form, and in such denominations and registered in such names as the Debt Holder may request upon at least five business days prior notice to the Company, for shares of Common Stock to be delivered in exchange for the Debt Obligations hereunder shall be delivered by or on behalf of the Company to the Debt Holder, against delivery by or on behalf of the Debt Holder to the Company of such Debt Obligations at the executive offices of the Company, 3515 S.E. Lionel Terrace, Stuart, Florida, 34997, on April 30, 2004, or at such time and date as the Company and the Debt Holder may agree (but not more than five business days after the Time of Pricing).

         4. Representation and Warranties of the Company. The Company represents and warrants to the Debt Holder that the Company has the right, power and authority to enter into this Agreement and at the Time of Delivery will have the right, power and authority to issue the shares of Common Stock to the Debt Holder, and upon delivery of the shares of Common Stock in the exchange contemplated by this Agreement the Debt Holder will acquire valid and unencumbered title to the shares of Common Stock.

         5. Representations and Warranties of the Debt Holder. The Debt Holder represents and warrants as follows:

                  (a) The Debt Holder and its advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the terms of the exchange, the indebtedness and capitalization of the Company, and the shares of Common Stock to be issued in the exchange.

                  (b) The Debt Holder has been supplied with or has sufficient access to all reports of the Company filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and all other information, including financial statements and other financial information of the Company, and has been afforded an opportunity to ask questions of and receive answers from officers of the Company concerning information to which a reasonable investor would attach significance in making investment decisions.

                  (c) The Debt Holder is not purchasing the shares of Common Stock in this exchange as a result of or subsequent to any advertisement, articles, notice or other communication published in any newspaper, television or radio or presented at any seminar or meeting, or any solicitation of a

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(1)

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subscription by a person not previously known to the Debt Holder in connection with investments in securities generally.

                  (d) The Debt Holder has adequate means of providing for its current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the shares of Common Stock for an indefinite period of time, has no need for liquidity in such investment, has made commitments to investments that are not readily marketable which are reasonable in relation to the Debt Holder's net worth and can afford a complete loss of such investment.

                  (e) The Debt Holder has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the offering of the shares of Common Stock to evaluate the merits and risks of an investment in the shares of Common Stock and to make an informed decision with respect to the exchange of existing Debt Obligations for shares of Common Stock on the terms set forth herein.

                  (f) The Debt Holder is not relying on the Company with respect to the tax and other economic considerations of the exchange and an investment in the shares of Common Stock to be issued in the exchange, and the Debt Holder has relied on the advice of, or has consulted with, only the Debt Holder's own advisors.

                  (g) The Debt Holder has full right and power to perform pursuant to this Agreement and purchase shares of Common Stock of the Company issued in the exchange and, if the Debt Holder is an entity, is authorized and otherwise duly qualified to purchase and hold the shares of Common Stock and to enter into this Agreement.

                  (h) The Debt Holder fully understands that the shares of Common Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the securities are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available in the opinion of counsel reasonably satisfactory to counsel for the Company. The Debt Holder is purchasing the shares of Common Stock in the exchange for the Debt Holder's own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act and applicable state securities laws. The Debt Holder further acknowledges that there is presently no market for the purchase and sale of the shares of Common Stock and that no such market may ever exist.

                  (i) The Debt Holder agrees to the placement of a legend on any certificate or other document evidencing the shares of Common Stock, stating that they have not been registered under the Securities Act.

                  (j) The representations, warranties and agreements contained herein and in the related Investor Qualification Questionnaire are true and correct as of the date hereof and may be relied upon by the Company, and the Debt Holder will notify the Company immediately of any adverse change in any


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such representations and warranties which may occur prior to the acceptance of this Agreement by the Company and will promptly send the Company written confirmation thereof. The representations, warranties and agreements of the Debt Holder contained herein shall survive the execution and delivery of this Agreement and the purchase of the shares of Common Stock in this exchange.

         6. Covenants of the Company. The Company covenants and agrees with you that the Company will furnish you with copies of the Company's annual report (on Form 10-KSB/A) for the year ended December 31, 2002, the proxy statement dated November 17, 2003, and any other periodic filings made with the Securities and Exchange Commission prior to the date of this Agreement.

         7. Status of Debt Holder. The Debt Holder further represents and warrants that the Debt Holder is an "accredited investor" within the meaning of the Securities Act and regulations promulgated thereunder.

         8. Florida Securities Law Matters.

                  THE COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT (THE "FLORIDA ACT") IN RELIANCE UPON EXEMPTION PROVISIONS CONTAINED THEREIN. SECTION 517.061 (11) (A) (5) OF THE FLORIDA ACT PROVIDES THAT ANY DEBT HOLDER OF SECURITIES IN FLORIDA WHICH ARE EXEMPT FROM REGISTRATION UNDER SECTION 517.061 (11) OF THE FLORIDA ACT MAY WITHDRAW HIS [OR ITS] AGREEMENT TO EXCHANGE HIS [OR ITS] EXISTING DEBT OBLIGATIONS FOR SHARES OF COMMON STOCK WITHIN THREE BUSINESS DAYS AFTER HE [OR IT] TENDERS HIS [OR ITS] EXISTING DEBT OBLIGATIONS FOR SUCH SECURITIES. THEREFORE, ANY FLORIDA RESIDENT WHO PURCHASES SECURITIES IS ENTITLED TO EXERCISE THE FOREGOING STATUTORY RESCISSION RIGHT WITHIN THREE BUSINESS DAYS AFTER TENDERING HIS [OR ITS] DEBT OBLIGATIONS FOR SECURITIES BY TELEPHONE, TELEGRAM OR LETTER NOTICE TO THE CORPORATION. ANY TELEGRAM OR LETTER SHOULD BE SENT OR POSTMARKED PRIOR TO THE END OF THE THIRD BUSINESS DAY. A LETTER SHOULD BE MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE ITS RECEIPT AND TO EVIDENCE THE TIME OF MAILING. ANY ORAL REQUESTS SHOULD BE CONFIRMED IN WRITING.

         9. Miscellaneous.

                  (a) This Agreement has been duly and validly authorized, executed and delivered by the Debt Holder and constitutes the valid, binding and enforceable agreement of the Debt Holder. If this Agreement is being completed on behalf of an entity, it has been completed and executed by an authorized party.

                  (b) This Agreement and any documents referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and together supersede all prior discussions or agreements in respect hereof.

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day first written above.

                                Ultrastrip Systems, Inc.


                                By
                                  ------------------------------------
                                         Stephen R. Johnson, President



                                By
                                  ------------------------------------
                                         W. Ransom Kelley

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                                                                      APPENDIX A
                                                                      ----------

                             DEBT HOLDER OBLIGATIONS
                             -----------------------

Promissory Note from UltraStrip Systems, Inc. to Mr. W. Ransom Kelley dated January 30, 2004 that totals $104,500.00 including interest as of April 30, 2004.

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